HEICO CORPORATION


                                   EXHIBIT 21

                                TO THE FORM 10-K

                            FOR THE FISCAL YEAR ENDED

                                OCTOBER 31, 2002

              SECURITIES AND EXCHANGE COMMISSION FILE NUMBER 1-4604


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                                                                     Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

NAME                                                     STATE OF INCORPORATION
HEICO Aerospace Holdings Corp.                               Florida
     HEICO Aerospace Corporation                             Florida
     Jet Avion Corporation                                   Florida
     LPI Industries Corporation                              Florida
     Aircraft Technology, Inc.                               Florida
     ATI Heat Treat Corporation      (Inactive)              Florida
     Jet Avion Heat Treat Corporation (Inactive)             Florida
     N.A.C. Acquisition Corporation                          Florida
     Northwings Accessories Corporation                      Florida
     Kinetic Technologies, Inc.                              Florida
     HNW Building Corp.                                      Florida
     McClain International, Inc.                             Georgia
     McClain Property Corp.                                  Florida
     Associated Composite, Inc.                              Florida
     Rogers-Dierks, Inc.                                     Florida
     Turbine Kinetics, Inc.                                  Florida
     Air Radio & Instruments Corp.                           Florida
     Thermal Structures, Inc.                                California
     TSI Quality Honeycomb Holdings Corp. (Inactive)         California
     Future Aviation, Inc.                                   Florida
     Avitech Engineering Corp., formerly                     California
         known as Avitech Acquisition Corp.
     ATK Acquisition Corp.                                   Florida
     Parts Advantage, LLC                                    Delaware
     Aviation Facilities, Inc., formerly                     Florida
         known as AFI Acquisition Corp.
     HEICO Aerospace Parts Corp., formerly                   Florida
         known as Flight Specialties Acquisition Corp.
     Jetseal, Inc.                                           Delaware
     HEICO Aerospace Controls and Accessories Corp.          Florida
     HT Parts, LLC                                           Delaware
     AD HEICO Acquisition Corp.                              Florida
         Aero Design, Inc.                                   Tennessee
         Battery Shop, LLC                                   Tennessee
HEICO Electronic Technologies Corp.                          Florida
     Radiant Power Corp.                                     Florida
     Leader Tech, Inc.                                       Florida
     Santa Barbara Infrared, Inc.                            California
     101 Lummis Road Corp (Inactive)                         Florida
     Analog Modules, Inc.                                    Florida
     Inertial Airline Services, Inc.                         Florida
HEICO International Corporation                              U.S. Virgin Islands
HEICO East Corporation                                       Florida
HEICO-NEWCO, Inc. (Inactive)                                 Florida
HEICO Engineering Corp. (Inactive)                           Florida
HEICO--Jet Corporation (Inactive)                            Florida
HEICO Bearings Corp. (Inactive)                              Florida

    Subsidiaries of the Company, all of which are directly or indirectly wholly-owned (except for HEICO Aerospace Holdings Corp. and its subsidiaries, which are 80%-owned, Parts Advantage, LLC, which is 84% owned and HT Parts, LLC, which is 50% owned).